Exhibit 99.1

January 25, 2017

Western Uranium Corporation Announces Attendance at Hard Asset Conference

FOR IMMEDIATE RELEASE

Toronto, Ontario and Nucla, Colorado - Western Uranium Corporation (CSE: WUC) (OTCQX: WSTRF) (“Western” or the “Company”) announces that Western will be presenting at the Palisade Real Asset Investor Conference to be held from February 15-19, 2017 on the island of Ambergris Caye, Belize. Western’s CEO, George Glasier, will be speaking to the institutional and high net worth attendees. This niche conference is co-sponsored by Palisade Global Investments and The Real Asset Investor and it is focused on hard assets and real estate investments with an emphasis on uranium, gold, and real estate.

About Western Uranium Corporation

Western Uranium Corporation is a Colorado based uranium and vanadium conventional mining company focused on low cost near-term production of uranium and vanadium in the western United States and development and application of ablation mining technology.

FORWARD LOOKING STATEMENTS AND CAUTIONARY NOTE

This news release may contain forward-looking statements that are based on the Company’s expectations, estimates and projections regarding its business and the economic environment in which it operates. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to control or predict. Therefore, actual outcomes and results may differ materially from those expressed in these forward-looking statements and readers should not place undue reliance on such statements. Statements speak only as of the date on which they are made.

FOR ADDITIONAL INFORMATION, PLEASE CONTACT:

George Glasier

President and CEO

Office: 970-864-2125

gglasier@western-uranium.com

Michael Skutezky

Chairman of the Board

Office: 416-564-2870

mskutezky@western-uranium.com